U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549



                               FORM 8-K/A
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



           Date of Report (date of earliest event reported):
                            August 20, 1997





              American Real Estate Investment Corporation
             (Name of small business issuer in its charter)

Maryland                      1-12514                          84-1246585
(State or other jurisdiction  (Commission File Number)         (IRS Employer
of incorporation                                               Identification
Number)



1670 Broadway, Suite 3350, Denver, Colorado
      80202
(Address of principal executive offices)
   (Zip Code)



  Registrant's Telephone Number (including Area Code): (303) 869-4700




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Item 5.    Other Events.

         On August 20, 1997, the Registrant and its operating partnership, American Real Estate Investment, L.P. (the "Operating Partnership") entered into agreements with a group of investors (the "Investor Group") whereby the Investor Group will contribute cash, real estate properties and other assets to the Registrant and the Operating Partnership and in exchange the Investor Group will receive shares of common stock, par value $0.001 per share (the "Common Stock"), of the Registrant and units of interest (the "LP Units") in the Operating Partnership, each valued at $11.00 per share of Common Stock or LP Unit. The transactions are subject to the approval of the Registrant's shareholders, among other closing conditions.

          Upon the consummation of such transactions, the Registrant and the Operating Partnership are expected to issue an aggregate of approximately 6,418,000 shares of Common Stock and LP Units to the Investor Group, subject to the adjustment set forth in such agreement.

         In addition, the Investor Group will receive an aggregate of 675,000 warrants to purchase an aggregate of 675,000 shares of Common Stock and LP Units at $11.00 per share of Common Stock or LP Unit. Options and warrants held by members of the Registrant's board of directors, senior management and certain other parties will be canceled or repurchased at a repurchase price of approximately $2,090,000, payable wholly in cash or, under certain circumstances, partly in cash and partly in shares of Common Stock, with up to 129,450 shares issuable at $11.00 per share.

         A copy of the Registrant's press release dated August 21, 1997 is attached hereto and incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

   (c)   Exhibits

         10.1 Master Investment Agreement (the "Master Agreement") dated August 20, 1997 by and among the Registrant, American Real Estate Investment, L.P. (the "Operating Partnership"), and The McBride Entities (as further identified in the Master Agreement), the FLIP Shareholders (as further identified in the Master



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Agreement), Jeffrey Kelter, Penn Square Properties, Inc. and Hudson Bay
Partners, L.P.;

         10.2 Stock Purchase Agreement dated August 20, 1997 between the Registrant and Hudson Bay Partners, L.P.;

         10.3 Management Contribution Agreement dated August 20, 1997 among the Registrant, the Operating Partnership, Jeffrey Kelter and Penn Square Properties, Inc.;

         10.4 McBride Contribution Agreement dated August 20,1997 among the Registrant, the Operating Partnership and the parties identified on the signature page of the agreement; and

         10.5 Agreement and Plan of Merger dated August 20, 1997 among the Registrant, Fairlawn Industrial Park, Inc. and the parties identified on the signature page of the agreement.

         99.1   Press release dated August 21, 1997 (previously filed).









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                               SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 American Real Estate Investment Corporation




                           By:    /s/ Rick A. Burger
                                 ------------------------------
                                 Rick A. Burger, Treasurer


























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